Exhibit 99.1

CHANNELL ANNOUNCES 2006 FOURTH QUARTER AND FULL YEAR RESULTS

Temecula, Calif., April 2, 2006 – Channell Commercial Corporation. (Nasdaq: CHNL), a designer and manufacturer of telecommunications equipment supplied to operators of communications networks worldwide and water harvesting solutions distributed in markets throughout Australia, today announced financial results for the three and twelve months ended December 31, 2006.

Fourth Quarter Highlights

•                  GAAP loss per share of $0.29; non-GAAP loss per share of $0.28, which excludes stock compensation expense and amortization of intangible assets.

•                  Company reaffirms Q1 2007 and full year guidance issued mid-March.

Fourth Quarter Results

Channell Commercial Corporation (the “Company”) reported fourth quarter 2006 net sales of $24.7 million.  This represents a 5.4% increase compared to net sales of $23.4 million for the fourth quarter of 2005.  On a sequential basis, net sales decreased 16% compared to third quarter 2006 net sales of $29.4 million.

The Company also reported a GAAP net loss of $2.8 million for the fourth quarter 2006, or ($0.29) per basic and diluted share, as compared to a net loss of $8.0 million or ($0.84) per basic and diluted share, for the fourth quarter of 2005.  Included in the fourth quarter 2006 net loss is stock compensation expense of $82,000 (accounted for under SFAS 123R), and intangible amortization expense of $44,000, which together equate to ($0.01) per basic and diluted share.  Excluding these items, fourth quarter 2006 non-GAAP pro forma net loss was $2.7 million, or ($0.28) per share.

Gross profit for fourth quarter 2006 was $6.0 million, or 24.2% of net sales, as compared to $6.4 million, or 27.5% of net sales, for the comparable period last year.

Total operating expenses for fourth quarter 2006 were $9.2 million, or 36.6% of net sales.  Included in operating expenses was $126,000 of intangible amortization and stock based compensation expenses.

Full Year Results

For the twelve months ended December 31, 2006, net sales were $109.1 million, a 6% decrease compared to net sales of $116.1 million for the comparable period in 2005.

The Company also reported a GAAP net loss of $6.8 million or ($0.72) per basic and diluted share vs. a net loss of $6.9 million, or ($0.73) per basic and diluted share for the comparable period a year ago.  Included in the results for twelve months of 2006 is a non-cash goodwill impairment charge of approximately $4.8 million associated with the Company’s Bushman Tanks subsidiary, stock compensation expense of $343,000 (accounted for under SFAS 123R), and intangible amortization of $175,000, partially offset by the net benefit of $344,000 primarily from the utilization of excess and obsolete inventory that was fully reserved.  Excluding these items, which together equate to ($0.39) on a basic and diluted per share basis, the non-GAAP, pro forma net loss for the twelve months of 2006 was $3.0 million or ($0.33) a share.

Gross profit for the twelve months ended December 31, 2006 was $33.1 million, or 30.3% of net sales, as compared to $35 million, or 30.2% of net sales, for 2005.  The 2006 gross margin was positively impacted by $344,000, or $0.04 per share, associated with the utilization of excess and obsolete inventory that was fully reserved.

Operating expenses for the twelve months ended December 31, 2006 were $41.5 million compared to $36.5 million for the same period last year. The higher operating expenses were primarily the result of a non-cash goodwill impairment charge of approximately $4.8 million associated with the Company’s Bushman Tanks subsidiary.

Liquidity

At December 31, 2006, the Company had total cash and cash equivalents of $2.2 million, which was $1.1 million higher than the total at September 30, 2006, and $13.9 million in total outstanding debt and capital lease obligations, which was $0.8 million lower than at September 30, 2006.  Net cash used from operating activities was $1.1 million for the fourth quarter of 2006.

Days sales outstanding increased to 43 days during the fourth quarter from 33 days in the comparable period last year and also up from 37 days in the third quarter of 2006.  Days inventory was 63 days, up slightly from 61 days inventory for the fourth quarter of 2005 and 54 during the third quarter of 2006.  Days payables were 53 days for the fourth quarter, up from 46 days in the year-ago period, and also up from 38 days sequentially.

Capital expenditures were $2.2 million in the fourth quarter of 2006 compared to $1.4 million in the comparable period last year.  Capital expenditures were higher as a result of the Company’s new logistics strategy for its water harvesting business in Australia.

Business Outlook

Guidance remains unchanged from the guidance issued in mid-March.  For the first quarter of 2007, the Company expects consolidated net sales of $32 to $33 million and consolidated GAAP loss per diluted share of $0.05 to $0.08.   First quarter non-GAAP pro forma loss per diluted share, which excludes the impact of SFAS 123R and amortization of intangible assets, is expected to range from $0.04 to $0.07.  For the full-year 2007 revenues are expected in the $130-$134 million range with non-GAAP pro forma earnings per share of $0.09 to $0.14.  A summary of the Company’s consolidated guidance is provided below:

Metric	First Quarter	Full-Year 2007
Channell Consolidated
Net Sales	$32-$33M	$130-$134M
GAAP EPS	($0.05-$0.08)	$0.05-$0.10
Non-GAAP EPS	($0.04-$0.07)	$0.09-$0.14
Capital Expenditures	~$0.7-$0.8M	~$3.3-$3.8MM

Non-GAAP Financial Measures

Non-GAAP pro forma earnings (loss) and Non-GAAP pro forma earnings (loss) per basic and diluted share are non-GAAP financial measures, and represent earnings (loss), and earnings (loss) per basic and diluted share, each adjusted to exclude certain non-cash and non-recurring items.  For a reconciliation of non-GAAP pro forma earnings (loss) to GAAP earnings (loss), and non-GAAP pro forma earnings (loss) per basic and diluted share to GAAP earnings (loss) per basic and diluted share, for the periods presented, please see the financial tables attached to this press release.  This press release and the attached financial information are also available in the investor relations section of the Company’s web site at www.channell.com.

The Company believes the presentation of non-GAAP financial measures assists investors to better understand the Company’s operating performance. In addition, analyst estimates typically exclude the impact of non-cash and non-recurring items from earnings (loss) per diluted share; consequently, the Company believes that the presentation of these non-GAAP financial measures is helpful to investors in their review of information presented by analysts.

About Channell

Channell Commercial Corporation is a designer and manufacturer of telecommunications equipment supplied to communications network operators worldwide and water storage tanks distributed in markets throughout Australia.  Major product lines include a complete line of thermoplastic and metal fabricated enclosures, advanced copper termination and connectorization products, fiber-optic cable management systems and polyethylene water storage tanks.  The Company’s headquarters and U.S. manufacturing facilities are in Temecula, California.  International operations include facilities in Toronto (Canada), London (U.K.) and various locations throughout Australia.  The Company’s website is www.channell.com

Forward-Looking Statements

This news release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the securities laws.  Examples of forward looking statements would include statements about the expected future revenues, expenses and other financial results, and any other statements that are not historical facts.  These statements are based on management’s current expectation and are subject to a number of uncertainties and risks.  Actual results may differ materially.

Important factors that could cause actual results to differ materially from the Company’s estimates or projections contained in the forward-looking statements include, but are not limited to: (1) obsolescence of Company products resulting from technological change, (2) ability to anticipate changes in technology and industry standards in order to successfully develop and introduce new products, (3) dependence on a few customers for a large percentage of sales, (4) dependence on the telecommunications industry to represent a substantial portion of the Company’s total sales, (5) customer demand, (6) material costs and the availability of complementary products, (7) energy costs, (8) integration of acquired businesses, (9) delays in product development, (10) operating leverage, (11) seasonality and fluctuations in operating results and (12) worldwide economic conditions.  Such uncertainties are discussed further in the Company’s filings with the Securities and Exchange Commission, which you are encouraged to review in connection with this release.

- Financial Tables to Follow –

CHANNELL COMMERCIAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATION

AND COMPREHENSIVE (LOSS) INCOME

Year ended December 31,

(amounts in thousands, except per share data)

	Twelve months ended December 31,		Three months ended December 31,
	2006	2005	2006	2005

Net sales	$109,138	$116,065	$24,662	$23,399
Cost of goods sold	76,055	81,060	18,701	16,965
Gross Profit	33,083	35,005	5,961	6,434

Operating expenses
Selling	21,993	22,407	5,171	5,270
General and administrative	12,500	11,688	3,622	3,705
Research and development	2,222	2,356	366	151
Impairment of goodwill	4,829	—	—	—
Asset impairment charge	—	97	—	97
	41,544	36,548	9,159	9,223

(Loss) income from operations	(8,461)	(1,543)	(3,198)	(2,789)

Interest expense	(857)	(495)	(355)	(168)
(Loss) income before income tax (benefit) expense	(9,318)	(2,038)	(3,553)	(2,957)

Income tax (benefit) expense	(777)	5,012	(512)	5,247
Net (loss) income before minority interest	(8,541)	(7,050)	(3,041)	(8,204)
Minority interest in (loss) income of subsidiaries	(1,712)	(170)	(260)	(179)
Net (loss) income	$(6,829)	$(6,880)	$(2,781)	$(8,025)

Net (loss) income per share
Basic and diluted	$(0.72)	$(0.73)	$(0.29)	$(0.84)

CHANNELL COMMERCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

December 31,

(amounts in thousands, except per share data)

	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$2,235	$3,148
Accounts receivable, net of allowance for doubtful accounts of $220 at December 31, 2006 and $265 at December 31, 2005	11,673	8,448
Inventories, net	13,018	11,411
Prepaid expenses and other current assets	931	1,000
Income taxes receivable	881	67
Deferred income taxes, net	719	948
Total current assets	29,457	25,022

Property and equipment, net	18,799	18,929
Deferred income taxes, net	1,017	—
Goodwill	9,848	13,947
Intangible assets, net	2,097	2,132
Other assets	660	676
	$61,878	$60,706
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,902	$8,677
Short-term debt (including current maturities of long-term debt)	13,723	7,459
Current maturities of capital lease obligations	138	87
Accrued expenses	5,189	5,494
Total current liabilities	29,952	21,717

Capital lease obligations, less current maturities	384	78
Deferred credits	514	393
Deferred income taxes, net	—	77
Commitments and contingencies (Note L)	—	—
Minority interest	878	2,482

Stockholders’ equity
Preferred stock, par value $.01 per share, authorized—1,000 shares, none issued and outstanding	—	—
Common stock, par value $.01 per share, authorized—19,000 shares; issued – 9,787 in 2006 and 2005; outstanding - 9,543 shares in 2006 and 2005	98	98
Additional paid-in capital	31,093	30,750
Treasury stock – 244 shares in 2006 and 2005	(1,871)	(1,871)
Retained earnings (accumulated deficit)	(160)	6,669
Accumulated other comprehensive income - Foreign currency translation	990	313
Total stockholders’ equity	30,150	35,959
	$61,878	$60,706

CHANNELL COMMERCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31,

(amounts in thousands)

	2006	2005
Cash flows from operating activities:
Net (loss) income	$(6,829)	$(6,880)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	5,101	4,480
Stock-based compensation	343	—
Asset impairment charge	—	97
Loss (gain) on disposal of fixed assets	43	(6)
Amortization of deferred gain on sale leaseback	(60)	(60)
Impairment of goodwill	4,829	—
Deferred income taxes	(758)	4,924
Provision for doubtful accounts	(31)	(44)
Provision for inventory obsolescence	131	473
Minority interest in (loss) income of subsidiaries	(1,712)	(170)
Changes in assets and liabilities (net of effects of purchase of Bushman Tanks in 2004):
Accounts receivable	(2,562)	5,190
Inventories	(1,277)	1,885
Prepaid expenses and other current assets	93	(155)
Income taxes receivable	(816)	1,292
Other assets	(60)	(337)
Accounts payable	1,602	(6,930)
Restructuring liability	—	(141)
Accrued expenses	(324)	(1,946)
Net cash provided by (used in) operating activities	(2,287)	1,672

Cash flows from investing activities:
Purchase of property and equipment	(3,871)	(4,339)
Proceeds from sale of property and equipment	106	24
Business acquisitions, net of cash acquired	—	—
Net cash used in investing activities	(3,765)	(4,315)
Cash flows from financing activities:
Repayment of debt	(1,972)	(2,395)
Borrowings from credit facilities	7,710	1,550
Proceeds from issuance of long-term debt	—	—
Repayment of obligations under capital lease, net	(174)	(35)
Proceeds from minority investor	—	—
Exercise of employee stock options	—	1,081
Net cash provided by financing activities	5,564	201
Effect of exchange rates on cash	(425)	137
Decrease in cash and cash equivalents	(913)	(2,305)
Cash and cash equivalents, beginning of year	3,148	5,453
Cash and cash equivalents, end of year	$2,235	$3,148
Cash paid during the year for:
Interest	$1,064	$499
Income taxes	$604	$148

Channell Commercial

GAAP to non-GAAP Reconciliation Tables

Reconciliation of GAAP earnings (loss) per basic and diluted share to non-GAAP pro forma earnings (loss) per basic and diluted share (Unaudited) (1)

	Quarter Ended	Quarter Ended
	December 31, 2006	December 31, 2005
GAAP earnings (loss) per basic and diluted share	$(0.29)	$(0.84)
Add:
Stock compensation expense under SFAS 123R and intangibles amortization	$0.01	n/a
Add:
Valuation allowance against net deferred tax assets (FASB Statement No. 109)	n/a	$0.52
Non-GAAP pro forma earnings (loss) per basic and diluted share	$(0.28)	$(0.32)

(1) For the fourth fiscal quarter of 2005, stock-based compensation expense was not included as Channell Commercial Corp. did not adopt the recognition provisions of SFAS 123.

Reconciliation of GAAP net income (loss) to non-GAAP pro forma net income (loss) (Unaudited) (1) (in thousands)

	Quarter Ended	Quarter Ended
	December 31, 2006	December 31, 2005
GAAP earnings (loss)	$(2,781)	$(8,025)
Add:
Stock compensation expense under SFAS 123R and intangibles amortization	$126	n/a

Add:
Valuation allowance against net deferred tax assets (FASB Statement No. 109)	n/a	$4,924

Non-GAAP pro forma earnings (loss)	$(2,655)	$(3,101)

(1) For the fourth fiscal quarter of 2005, stock-based compensation expense was not included as Channell Commercial Corp. did not adopt the recognition provisions of SFAS 123.

Reconciliation of GAAP earnings (loss) per basic and diluted share to non-GAAP pro forma earnings (loss) per basic and diluted share (Unaudited) (1)

	Fiscal 2006	Fiscal 2005
	December 31, 2006	December 31, 2005
GAAP earnings (loss) per basic and diluted share	$(0.72)	$(0.73)

Add:
Non-cash Goodwill impairment charge after impact of minority interest	$0.38	n/a
stock compensation expense under SFAS 123R and intangibles amortization	$0.05	n/a

Add:
Valuation allowance against net deferred tax assets (FASB Statement No. 109)	n/a	$0.52

Subtract:
Net benefit from obsolete inventory utilization	$(0.04)	n/a
Non-GAAP pro forma earnings (loss) per basic and diluted share	$(0.33)	$(0.21)

(1) For fiscal 2005, stock-based compensation expense was not included as Channell Commercial Corp. did not adopt the recognition provisions of SFAS 123.

Reconciliation of GAAP earnings (loss) per basic and diluted share to non-GAAP pro forma earnings (loss) per basic and diluted share (Unaudited) (1) (in thousands)

	Fiscal 2006	Fiscal 2005
	December 31, 2006	December 31, 2005
GAAP earnings (loss)	$(6,829)	$(6,880)

Add:
Non-cash Goodwill impairment charge after impact of minority interest	$3,622	n/a
Stock compensation expense under SFAS 123R and intangibles amortization	$518	n/a

Add:
Valuation allowance against net deferred tax assets (FASB Statement No. 109)	n/a	$4,924

Subtract:
Net benefit from obsolete inventory utilization	$(344)	n/a

Non-GAAP pro forma earnings (loss)	$(3,033)	$(1,956)

(1) For fiscal 2005, stock-based compensation expense was not included as Channell Commercial Corp. did not adopt the recognition provisions of SFAS 123.

Channell Commercial Corp.

Reconciliation Tables of GAAP Financial Measures to non-GAAP Financial Measures

Reconciliation of GAAP earnings per basic and diluted share estimate to non-GAAP pro forma earnings (loss) per basic and diluted share estimate (Unaudited)

	First Quarter		Full Year
	2007		2007
	Low	High	Low	High
Estimated GAAP earnings (loss) per basic and diluted share	$(0.08)	$(0.05)	$0.05	$0.10

Add:
Estimated stock compensation expense under SFAS 123R and intangibles amortization	$0.01	$0.01	$0.04	$0.04

Estimated non-GAAP earnings per basic and diluted share	$(0.07)	$(0.04)	$0.09	$0.14

CONTACTS

At the Company:

Michael Perica

Treasurer

951-719-2600

mperica@channellcorp.com